UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023

NEUROPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40337	22-3550230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 N. Bernardo Avenue Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

(650) 237-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NPCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 9, 2023, NeuroPace issued a press release announcing its preliminary unaudited revenue for the fiscal quarter and year ended December 31, 2022. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information in this Item 2.02 (including the exhibit hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On January 4, 2023, the NeuroPace Board appointed Dr. Uri Geiger as a Class III director, effective as of January 5, 2023. Dr. Geiger’s term as a member of the Board will expire at the meeting of stockholders to be held in 2024. It is not currently contemplated that Mr. Geiger will become a member of a Board committee.

In accordance with NeuroPace’s non-employee director compensation policy, Dr. Geiger was granted a non-statutory stock option to purchase 120,521 shares of NeuroPace’s common stock with an exercise price per share equal to $1.535, the per share fair market value of the underlying common stock on the date of grant. Subject to Dr. Geiger’s continued service with us on each applicable vesting date, 1/36th of the shares subject to the option will vest on a monthly basis over the three-year period following the date of grant. The option is subject to the terms and conditions of NeuroPace’s 2021 Equity Incentive Plan and the related option agreement. Furthermore, Dr. Geiger will be entitled to an annual cash retainer for his service in accordance with NeuroPace’s non-employee director compensation policy, which includes an annual retainer of $40,000 for serving on the Board.

In connection with his appointment to the Board, Dr. Geiger will execute NeuroPace’s standard form of indemnification agreement for directors.

Item 7.01	Regulation FD Disclosure

NeuroPace has prepared an investor presentation for use at the J.P. Morgan Healthcare Conference on January 12, 2023, at 9:00 a.m. Pacific Time. A copy of the investor presentation is attached hereto as Exhibit 99.2. A copy of the investor presentation will also be accessible on NeuroPace’s website at https://investors.neuropace.com/news-and-events/presentations.

The foregoing information in this Item 7.01 (including the exhibit hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 9, 2023

99.2	Investor Presentation dated January 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroPace, Inc.

Dated: January 9, 2023	By:	/s/ Rebecca Kuhn
Rebecca Kuhn
Chief Financial Officer and Vice President, Finance and Administration